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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 12, 2001

                     PEGASUS SATELLITE COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)




        Delaware                    0-21389                      51-0374669
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    (State or Other               (Commission                  (IRS Employer
    Jurisdiction of               File Number)              Identification No.)
     Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                            ------------


     ----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.               Other Events.
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         We previously reported that we terminated the seamless marketing agreement between DIRECTV and our subsidiaries, Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc., and that we have become involved in litigation with DIRECTV, Inc. over that agreement. We also reported that the termination of that agreement gave DIRECTV the right to terminate a separate seamless consumer agreement if it did so within 90 days after the termination of the marketing agreement, or by October 11, 2001.

         Pegasus Satellite Television, Golden Sky and DIRECTV have entered into a new agreement for a revised seamless consumer program. The new agreement preserves our right to provide our customers with video services currently distributed by DIRECTV from certain frequencies, including the right to provide the premium services HBO, Showtime, Cinemax and The Movie Channel, which are the subject of separate litigation among DIRECTV, Pegasus Satellite Television and Golden Sky, as well as sports programming and local TV stations. Under the new agreement, we continue to retain 10% to 20% of the revenues associated with these additional programming services, and we continue to be responsible for all sales, marketing, billing, and customer care. The new agreement is terminable by DIRECTV on 90 days' notice.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PEGASUS SATELLITE COMMUNICATIONS, INC.


                                     By: /s/ Scott A. Blank
                                         ----------------------------------
                                         Scott A. Blank
                                         Senior Vice President

October 17, 2001